                                                                       EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
                           DURING THE PAST SIXTY DAYS

------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
 Settlement Date         By        For the Account     Quantity       Price Per       Type of Trade          Broker
 ---------------         --        ----------------    --------       ----------      -------------          ------
                                          Of                            Share
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
12/17/99            Partners       BVF                      20,668         $5.3592  Transfer           NB
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
12/17/99            Partners       BVF2                     20,668         $5.3592  Transfer           NB
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
12/17/99            Partners       BVF Ltd.                 50,580         $5.3592  Transfer           NB
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
12/17/99            Partners       BVF2                     50,580         $5.3592  Transfer           NB
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
01/04/00            Partners       BVF Ltd.                 39,120         $5.8750  Transfer           NB
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
01/07/00            Partners       BVF2                     22,229         $5.9375  Purchase           BEST
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
01/24/00            Partners       BVF                       4,000         $6.1250  Purchase           INET
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
01/26/00            Partners       BVF2                      5,000         $6.3125  Purchase           HRZG
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
01/28/00            Partners       BVF2                      5,000         $7.0000  Purchase           HRZG
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
02/01/00            Partners       BVF2                      7,100         $7.2500  Purchase           HRZG
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
02/02/00            Partners       BVF2                      5,000         $7.3125  Purchase           HRZG
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
02/07/00            Partners       BVF2                      1,000         $7.6250  Purchase           INET
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------
02/08/00            Partners       BVF2                      5,000         $7.3438  Purchase           HRZG
------------------- -------------- ----------------- -------------- --------------- ------------------ -------------------

                           NB               =        No Broker
                           BEST             =        Bear Stearns
                           INET             =        Instinet
                           HRZG             =        Herzog, Hein & Geduld